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                                                    Exhibit 8.1
                                               LIST OF SUBSIDIARIES

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
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                   SUBSIDIARY NAME                                 JURISDICTION OF INCORPORATION
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Blyvooruitzicht Gold Mining Company Ltd                                     South Africa
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Buffelsfontein Gold Mines Ltd                                               South Africa
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West Witwatersrand Gold Mines Ltd                                           South Africa
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Crown Consolidated Gold Recoveries Ltd                                      South Africa
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Dome Resources (Pty) Ltd                                                     Australia
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Dome Resources (PNG) Ltd                                                  Papua New Guinea
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Tolukuma Gold Mines Ltd                                                   Papua New Guinea
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